Exhibit (c)(5)

Goldman Sachs

INVESTMENT BANKING DIVISION

Presentation to the Board of Directors

Strictly Private and Confidential

Goldman Sachs & Co. LLC

April 25, 2021

Goldman Sachs

Disclaimer

INVESTMENT BANKING DIVISION

These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors and senior management of Galileo (the "Company") in connection with its consideration of the matters referred to herein. These materials and Goldman Sachs' presentation relating to these materials (the "Confidential Information") may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. Notwithstanding anything in this Confidential Information to the contrary, the Company may disclose to any person the US federal income and state income tax treatment and tax structure of any transaction described herein and all materials of any kind (including tax opinions and other tax analyses) that are provided to the Company relating to such tax treatment and tax structure, without Goldman Sachs imposing any limitation of any kind. The Confidential Information has been prepared by the Investment Banking Division of Goldman Sachs and is not a product of its research department.

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Table of Contents

I. Transaction Overview

Goldman Sachs

Galileo Annotated Share Price Performance

Last Three Years

INVESTMENT BANKING DIVISION


07-May-2018: Initial 40N 13D (9.9% Ownership)
25-Jul-2019: Galileo reports Q2 2019 Results; revises 2019 full-year outlook
04-Feb-2020: Galileo reports Q4 2019 Results; provides 2020 full-year guidance
11-Jan-2021: Second 40N Offer Letter for $65/sh
01-Apr-2021: 40N "Best and Final" Offer Letter for $70/sh
01-Feb-2021: Entry into NDA Agreement with 40N
13-Dec-2018: First 40N Amendment (11.1% Ownership)
19-Dec-2018: Second 40N Amendment (12.4% Ownership)
20-Dec-2018: Third 40N Amendment (13.9% Ownership)
20-Feb-2019: Fourth 40N Amendment (14.0% Ownership)
09-Nov-2020: First 40N Offer Letter for $60/sh
25-Feb-2021: Acquisition of Albemarle FCS for $570mm
14-Oct-2020: 40N Director Resignation
14-Apr-2021: Extension of 40N Director Nomination Deadline
$64.24
Closing Price (USD)
Volume ('000s)
$90
$80
$70
$60
$50
$40
$30
$20
4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
Apr-2018
Jul-2018
Oct-2018
Jan-2019
Apr-2019
Jul-2019
Oct-2019
Jan-2020
Apr-2020
Jul-2020
Oct-2020
Jan-2021
Apr-2021
40N Actions
Galileo Earnings
M&A

Source: Bloomberg market data as of 23-Apr-2021

Goldman Sachs

Galileo Indexed Share Price Performance

INVESTMENT BANKING DIVISION

Since 31-December-2019


09-Nov-2020:
40N Initial Offer for $60/sh
9-Nov-2020:
Vaccine Announcement
01-Apr-2021:
40N "Best and Final" Offer for $70/sh
29.4 %
15.3 %
11.5 %
7.9 %
(8.0)%
(25.3)%
140%
120%
100%
80%
60%
40%
20%
Indexed Price
25-Feb-2021:
Acquisition of Eagle
14-Oct-2020:
40N Director Resignation
11-Jan-2021:
40N 1st Revised Proposal for $65/sh
01-Feb-2021:
Entry into NDA Agreement with 40N
14-Apr-2021:
Extension of 40N Director Nomination Deadline
Dec-2019
Feb-2020
Apr-2020
May-2020
Jul-2020
Aug-2020
Oct-2020
Nov-2020
Jan-2021
Feb-2021
Apr-2021
Galileo
Catalyst Peers (ex. ALB)²
Core Comparables¹
Specialty Peers ³
S&P 500 Index
Refining Companies⁴

Source: Bloomberg. Market data as of 23-Apr-2021

[1] Core Comparables includes Catalyst Peers and Specialty Peers (see below).

[2] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.

[3] Specialty Peers include PPG, Ashland, Avient and NewMarket.

[4] Refining Companies include HollyFrontier, Marathon Petroleum, Philipps 66, Valero Energy.

Goldman Sachs

HUSP Analysis and Implied Transaction Premiums and Multiples

INVESTMENT BANKING DIVISION

Galileo Summary Trading (April 23, 2021):
- *Closing Price: $64.24*
- *Daily VWAP: $63.92*

HUSP Based on 40N Initial Offer Date
- *Undisturbed Date: **06-Nov-2020** (Prior to 40N Initial Offer Letter)*
- *Undisturbed Share Price: **$44.05***

HUSP Based on 40N Director Resignation Date
- *Undisturbed Date: **13-Oct-2020** (Prior to 40N Director Resignation)*
- *Undisturbed Share Price: **$40.06***

Core HUSP Comparables: Chemical Peers	HUSP (Based on 40N Initial Offer): Price Performance (Since Nov-06)	HUSP (Based on 40N Initial Offer): Implied Galileo Share Price	HUSP (Based on 40N Initial Offer): 40N $70/sh Offer Premium / (Discount) %	HUSP (Based on 40N Director Resignation): Price Performance (Since Oct-13)	HUSP (Based on 40N Director Resignation): Implied GRA Share Price	HUSP (Based on 40N Director Resignation): 40N $70/sh Offer Premium / (Discount) %
Umicore	57.3 %	$ 69.31	1.0 %	37.8 %	$ 55.21	26.8 %
Clariant	17.6 %	51.79	35.2 %	10.0 %	44.05	58.9 %
Johnson Matthey	53.5 %	67.60	3.6 %	47.3 %	59.01	18.6 %
PQ Group	38.1 %	60.85	15.0 %	53.4 %	61.45	13.9 %
PPG	25.9 %	55.44	26.3 %	30.8 %	52.38	33.6 %
Ashland	22.8 %	54.07	29.5 %	25.8 %	50.41	38.9 %
Avient	53.5 %	67.62	3.5 %	57.8 %	63.20	10.8 %
NewMarket	(1.4)%	43.44	61.1 %	(0.3)%	39.96	75.2 %
Average	**33.4 %**	**$ 58.77**	**19.1 %**	**32.8 %**	**$ 53.21**	**31.6 %**
Median	**32.0 %**	**$ 58.15**	**20.4 %**	**34.3 %**	**$ 53.80**	**30.1 %**
Note: Albemarle	43.7 %	$ 63.29	10.6 %	69.5 %	$ 67.89	3.1 %

Reference Only: Refining Co's	HUSP (Based on 40N Initial Offer): Price Performance (Since Nov-06)	HUSP (Based on 40N Initial Offer): Implied Galileo Share Price	HUSP (Based on 40N Initial Offer): 40N $70/sh Offer Premium / (Discount) %	HUSP (Based on 40N Director Resignation): Price Performance (Since Oct-13)	HUSP (Based on 40N Director Resignation): Implied Galileo Share Price	HUSP (Based on 40N Director Resignation): 40N $70/sh Offer Premium / (Discount) %
HollyFrontier	94.0 %	$ 85.47	(18.1)%	71.7 %	$ 68.80	1.7 %
Marathon Petroleum	67.8 %	73.93	(5.3)%	80.4 %	72.27	(3.1)%
Phillips 66	63.9 %	72.18	(3.0)%	49.2 %	59.77	17.1 %
Valero Energy	83.9 %	80.99	(13.6)%	69.4 %	67.86	3.2 %
Average	**77.4 %**	**$ 78.14**	**(10.4)%**	**67.7 %**	**$ 67.17**	**4.2 %**
Median	**75.8 %**	**$ 77.46**	**(9.6)%**	**70.6 %**	**$ 68.33**	**2.4 %**

Transaction Premiums and Multiples at $70/sh

Implied Premiums	Metric	
Spot (23-Apr-2021)	$ 64.24	9.0 %
Spot (31-Mar-2021)	$ 59.86	16.9 %
20 Day VWAP (31-Mar-2021)	$ 59.69	17.3 %
30 Day VWAP (31-Mar-2021)	$ 59.82	17.0 %
VWAP since 40N Initial Offer Date	$ 58.71	19.2 %
Undisturbed (40N Initial Offer Date)	$ 44.05	58.9 %
52-Week High	$ 65.17	7.4 %
52-Week High (Undisturbed)[1]	$ 73.36	(4.6) %
Chemical Peers HUSP		
Based on 40N Initial Offer Date	$ 58.77	19.1 %
Based on 40N Director Resignation Date	$ 53.21	31.6 %

Implied Multiples (Mgmt. Plan)	Metric	
EV / LTM EBITDA[2]	$ 498mm	14.0 x
EV / 2021E EBITDA[3]	$ 601mm	11.6 x
EV / 2022E EBITDA	$ 702mm	9.9 x
Price / 2021E EPS	$ 4.01	17.4 x
Price / 2022E EPS	$ 5.24	13.3 x

Implied Multiples (Street)	Metric	
EV / 2021E EBITDA[3]	$ 593mm	11.7 x
EV / 2022E EBITDA	$ 646mm	10.8 x
Price / 2021E EPS	$ 3.97	17.6 x
Price / 2022E EPS	$ 4.83	14.5 x

Source: CIQ, Bloomberg; Market data as of 23-Apr-2021

Note: Price performance calculated based on USD adjusted figures. "HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current.

[1] Based on 52-Week High through undisturbed date of 06-Nov-2020. [2] LTM EBITDA metric of $498mm pro forma for Eagle acquisition 2020A EBITDA of $78mm. [3] 2021E EBITDA metric adjusted to include run-rate Eagle 2021E EBITDA of $60mm.

Goldman Sachs

Implied Transaction Multiples vs. Peers

EV / EBITDA | Galileo vs. Selected Peers

INVESTMENT BANKING DIVISION

EV / 2021E EBITDA


Transaction Metrics
Current Trading
Median (ex-ALB) : 12.1x
Overall Median (ex-ALB) : 12.3x
Median : 12.5x
11.7x
11.6x
11.1x
10.9x
10.5x
10.3x
24.3x
14.0x
12.3x
11.8x
9.6x
15.4x
12.5x
12.3x
NA
Galileo @ $70 (Street)
Galileo @ $70 (Mgmt)
Galileo @ Spot (Street)
Galileo @ Spot (Mgmt)
Galileo @ HUSP¹ (Street)
Galileo @ HUSP¹ (Mgmt)
ALB
UMI
PQG
CLN
JMAT
PPG
AVNT
ASH
NEU

EV / 2022E EBITDA


Transaction Metrics
Current Trading
18.5x
Median (ex-ALB) : 10.9x
Overall Median (ex-ALB) : 11.4x
Median : 11.5x
10.8x
9.9x
10.2x
9.4x
9.6x
8.8x
13.3x
11.1x
10.7x
8.9x
14.4x
11.5x
11.4x
NA
Galileo @ $70 (Street)
Galileo @ $70 (Mgmt)
Galileo @ Spot (Street)
Galileo @ Spot (Mgmt)
Galileo @ HUSP¹ (Street)
Galileo @ HUSP¹ (Mgmt)
ALB
UMI
PQG
CLN
JMAT
PPG
AVNT
ASH
NEU
Catalyst Peers²
Specialty Peers³

Source: Galileo Projections, Company filings, Capital IQ, IBES estimates, Bloomberg market data as of 23-Apr-2021

Note: Galileo management and Street Case multiples pro forma for $570mm acquisition of Eagle and run-rate acquisition EBITDA. Albemarle metrics are pro forma for the sale of FCS and common stock issuance. Ashland pro forma for acquisition of personal care business of Shulke & Mayr GmbH. PQ Group pro forma for sale of Performance Materials business, Performance Chemicals business, and purchase of Chem32.

[1] HUSP of $58.77 calculated based on undisturbed share price of $44.05 on 06-Nov-2020 (prior to 40N offer letter) indexed to average stock price performance of Galileo's catalyst and specialty peers.

[2] Catalyst Peers include Umicore, Albemarle, Johnson Matthey, PQ Group and Clariant. [3] Specialty Peers include PPG, Ashland, Avient and NewMarket.

Goldman Sachs

Broker Target Prices and Evolution of EBITDA Estimates

(US$ in millions, except per share data)

INVESTMENT BANKING DIVISION

Broker Price Targets and EBITDA Estimates

Current Price: $64.42
Median: $70.00


75.00
71.00
70.00
70.00
70.00
70.00
69.00
69.00
65.00
65.00

	Monness, Crespi, Hardt, & Co Inc.	BMO	Berenberg	C.L. King & Associates	Seaport Global Securities Llc	Jefferies	Vertical Research Partners	Credit Suisse	Loop Capital	Wells Fargo
Date	1-May-2020	15-Jan-2021	6-Apr-2021	19-Jan-2021	29-Mar-2021	7-Apr-2021	9-Feb-2021	25-Feb-2021	11-Jan-2021	9-Feb-2021
2021E EBITDA	NA	$ 540	$ 533	$ 504	$ 534	$ 538	$ 519	$ 541	$ 520	$ 530
2022E EBITDA	NA	$ 596	$ 594	NA	$ 585	$ 614	$ 563	$ 578	$ 545	$ 577
Rating	Buy	Buy	Buy	Buy	Buy	Hold	Buy	Buy	Hold	Hold
TP % Uplift to $70/sh	7 %	1 %	0 %	0 %	0 %	0 %	(1)%	(1)%	(7)%	(7)%

Evolution of EBITDA Estimates[1]


Street estimates for EBITDA recovery remain below pre-pandemic levels
$800
$700
$600
$500
$400
Yearly EBITDA Estimate (in USD)
$639
2023E
$589
2022E
$533
2021E
$420
2020A
Apr-2019
Oct-2019
Apr-2020
Oct-2020
Apr-2021
2020A
2021E
2022E
2023E

Source: Bloomberg market data, IBES consensus estimates as of 23-Apr-2021

[1] Broker estimates calculated using all brokers, which may include broker names not displayed on this page.

II. Financial Projections

Goldman Sachs

Galileo Financial Projections Summary

Galileo Management Plan
(US$ in millions)

INVESTMENT BANKING DIVISION

Assumptions

- 2019A-2020A reflect Galileo standalone historical financials
- 2021E-2025E reflect Galileo Management forecast pro forma for Eagle acquisition
- Tax rate reflects marginal tax rate estimate per Galileo Management
- Other Cash One-Offs includes tolling agreements related to ART joint venture

2021E Adj. EBITDA

Mgmt. Adj. EBITDA	$ 541
Eagle Partial 2021E Adj. EBITDA[1]	35
PF 2021E Adj. EBITDA	$ 576
Eagle Annualized 2021E EBITDA Adjustment[1]	25
PF Run-Rate 2021E Adj. EBITDA	$ 601

Operating Model

FYE 31-Dec	2019A	2020A	2021E	2022E	2023E	2024E	2025E
Revenue	$ 1,958	$ 1,730	$ 2,039	$ 2,288	$ 2,405	$ 2,525	$ 2,648
% Growth		*(11.7)%*	*nm*	*12.2 %*	*5.1 %*	*5.0 %*	*4.9 %*
Adj. EBITDA	$ 574	$ 420	$ 576	$ 702	$ 766	$ 823	$ 882
Adj. EBITDA Margin	*29.3 %*	*24.3 %*	*28.3 %*	*30.7 %*	*31.9 %*	*32.6 %*	*33.3 %*
(-) D&A	(101)	(108)	(131)	(145)	(152)	(160)	(168)
D&A as % of Sales	*5.1 %*	*6.2 %*	*6.4 %*	*6.4 %*	*6.3 %*	*6.3 %*	*6.3 %*
EBIT	$ 473	$ 312	$ 446	$ 557	$ 614	$ 663	$ 714
(-) Taxes	(125)	(81)	(116)	(145)	(160)	(172)	(186)
Tax Rate	*26.4 %*	*25.9 %*	*26.0 %*	*26.0 %*	*26.0 %*	*26.0 %*	*26.0 %*
NOPAT	$ 348	$ 231	$ 330	$ 412	$ 454	$ 491	$ 528
(+) D&A			131	145	152	160	168
(+/-) Change in Net Working Capital			(78)	(28)	(22)	(24)	(24)
(-) Capital Expenditure			(173)	(193)	(210)	(210)	(200)
(-) Cash Paid for Chapter 11 and Asbestos			(9)	(3)	(2)	(2)	(2)
(-) Cash Paid for Environmental Remediation			(33)	(34)	(38)	(32)	(12)
(-) 3rd Party Acq. Costs			(3)	0	0	0	0
(-) Other Cash One-Offs			53	1	0	1	0
Unlevered Free Cash Flow			$217	$ 301	$ 334	$ 384	$ 458

Run-Rate Adjustment for Market Multiples Analysis

Source: Galileo Projections
[1] Eagle Partial 2021E Adj. EBITDA assuming May 31, 2021 Eagle transaction close.
Note: Eagle deal costs reflected in adjustment to balance sheet (see following page for additional detail).

Goldman Sachs

INVESTMENT BANKING DIVISION

Galileo Capitalization Table and EV Bridge

(US$ in millions, except per share data)

Debt Capitalization[1]

	Spread	Maturity	Book Value	x LTM	x RR'21E	Market Value	Comments
Bank Debt							
Revolving Credit Facility	L + 175	2023	-	0.0 x	0.0 x	-	$400mm total capacity
Term Loan B	L + 175	2025	923	1.9	1.5	904	
New Term Loan B	L + 175	2028	300	0.6	0.5	300	Issued in April-2021
Total Bank Debt			**$1,223**	2.5 x	2.0 x	**$1,204**	
Bonds	**Coupon**						**Δ of Control**
Senior Notes	5.625 %	2024	$298	0.6 x	0.5 x	$ 322	101% of Principal Amount
Senior Notes	4.875	2027	740	1.5	1.2	785	101% of Principal Amount
Total Bonds			**$1,038**	2.1 x	1.7 x	**$ 1,107**	
Other Borrowings[2]			$30	0.1 x	0.0 x	$ 30	
Adjusted Total Debt			**$2,290**	**4.6 x**	**3.8 x**	**$2,341**	
(-) Cash[3]			(291)				
(+) Minority Interest			3				
(+) Preferred Equity			270				Issued in April-2021. Redemption Value shown.
Net Debt + Preferred + Minority Interest			**$2,273**				

Equity

	Total Equity Linked Instruments as Provided by Client on 23-Apr-2021[4]	Fully Diluted Shares at Current Share Price (Treasury Method)	Fully Diluted Shares at Transaction Price (Treasury Method)	Weighted Average Strike Price	Comments
Basic Shares Outstanding	66,248,250	66,248,250	66,248,250		
Potentially Dilutive Securities					
Stock Options Outstanding	1,126,325	41,627	82,379	$ 66.47	
Restricted Stock Units (RSUs)	278,923	278,923	278,923	-	
Performance Based Units (PBUs)	351,072	351,072	351,072	-	PBU payout may range from 0% to 200% of the targets
Total		**66,919,872**	**66,960,624**		
Share Price		$ 64.24	$ 70.00		
Fully Diluted Equity Value		**$ 4,299**	**$ 4,687**		

EV

(+) Net Debt + Preferred + Minority Interest		2,273	2,273
Enterprise Value		**$ 6,572**	**$ 6,960**

Source: Galileo Projections, Bloomberg market data as of 23-Apr-2021, Company Filings

Note: Assumes LTM EBITDA as of 31-Dec-2020 of $498mm (pro forma for Eagle acquisition) and Run-Rate '21E EBITDA of $601mm.

[1] Book value of debt based on 2020 10-K filed 28-Feb-2021.

[2] Other borrowings contains $30mm of debt payable to unconsolidated affiliate.

[3] Based on 2020 10-K cash balance of $306m and adjusted for $15mm of deal costs related to Eagle acquisition.

[4] Basic shares outstanding and potentially dilutive securities per Galileo Management.

III. Financial Analyses

Goldman Sachs

Illustrative Summary of Financial Analysis

(US$ in millions, except per share values)

INVESTMENT BANKING DIVISION

Analyses

Methodology	Illustrative Value	Commentary
Discounted Cash Flow *(Management Plan)*	\$69.20 – \$89.70 Value range excl. tax attributes: **\$61.62-\$82.21**	▪ Galileo Projections (Management Plan) discounted at an illustrative 8.0% – 9.0% WACC and applying an illustrative 9.5x to 11.5x Terminal Year Exit Multiple. Figures are inclusive of ~\$7.60/share of incremental tax attributes (based on Galileo Management) ▪ Implies 81.3% of EV in Terminal Value (based on midpoint of range) ▪ Implied PGR range of 2.0% to 3.9% ▪ Does not adjust EV for any environmental liabilities other than the cash funding impact provided in the Galileo Projections
Present Value of Future Share Price *(Management Plan)*	\$58.17 – \$87.08	▪ Calculated applying illustrative NTM EBITDA multiples of 9.0 x – 11.0 x to Management Plan figures ▪ Discounts implied future share price value to current using an illustrative cost of equity (current Galileo historical equity beta) of 10.13%
Precedent Transactions *(2021E EBITDA)*	\$48.66 – \$114.22	▪ Illustrative 9.2 x – 16.5 x EV/ LTM EBITDA multiples applied to 2021E Management Plan EBITDA (\$601mm) — Note: 2021E Management Plan (excl. Eagle EBITDA of \$60mm) EBITDA of \$541mm is in line with 2019A actual EBITDA of \$574mm ▪ Based on precedent specialty chemicals transactions
Premia Paid *(Undisturbed Share Price – Initial 40N Offer Letter Date)*	\$53.21 – \$62.29	▪ Illustrative 20.8% to 41.4% premia range based on 25th to 75th percentile range of median premia paid for 100% cash deals with U.S. targets between \$5bn and \$10bn from 2016 – 2021YTD ▪ Premia range applied to share price of \$44.05 as of 06-Nov-2020 (prior to initial 40N offer letter for \$60/sh)
Premia Paid *(HUSP[1] based on Initial 40N Offer Letter Date)*	\$70.99 – \$83.10	▪ Illustrative 20.8% to 41.4% premia range based on 25th to 75th percentile range of median premia paid for 100% cash deals with U.S. targets between \$5bn and \$10bn from 2016 – 2021YTD ▪ Premia range applied to estimated HUSP of \$58.77 as of 23-April-2021 (+33.4% vs. Undisturbed of \$44.05)

Undisturbed (Prior to 40N Initial Offer): \$44.05
40N Offer: \$70.00

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021
Note: Assumes net debt balance of \$2,273mm as per capitalization table on page 14. [1] "HUSP" stands for "Hypothetical Undisturbed Stock Price" and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current (see page 6 for detail on peers and methodology).

Goldman Sachs

Illustrative Summary of Financial Analysis – For Reference Only

(US$ in millions, except per share values)

INVESTMENT BANKING DIVISION

Public Information – For Reference Only

Methodology	Illustrative Value (Low)	Illustrative Value (High)	Commentary
52-Week Trading Range	$38.70	$65.17	■ High close (15-Apr-2021); Low close (21-Apr-2020) ■ 6-Month VWAP: $57.24 ▲ Pre-Covid Share Price: $63.17 (13-Feb-2020) ▲ Undisturbed 52-Week High (through 06-Nov-2020): $73.36 (16-Jan-2020)
Research Analyst Price Targets	$65.00	$75.00	■ High Estimate (Monness, Crespi, Hardt & Co.) ■ Low Estimate (Wells Fargo, Loop Capital) ■ Median: $70.00
Public Comparables *(2021E EBITDA)*	$52.25	$104.34	■ Illustrative 9.6 x – 15.4 x 2021E EBITDA multiples per low (JMAT) and high (PPG) multiples observed in catalyst and specialty peer set (excluding Albemarle) ■ 2021E EBITDA based on Management Plan ■ Current EV / IBES 2021E EBITDA implied multiple of 11.8 x ■ 40N Proposal implies EV / IBES 2021E EBITDA of 12.6 x, and 11.7 x based on Street Case
Public Comparables *(2022E EBITDA)*	$59.43	$117.14	■ Illustrative 8.9 x – 14.4 x 2022E EBITDA multiples per low (JMAT) and high (PPG) multiples observed in catalyst and specialty peer set (excluding Albemarle) ■ 2022E EBITDA based on Management Plan ■ Current EV / IBES 2022E EBITDA implied multiple of 10.7 x ■ 40N Proposal implies EV / IBES 2022E EBITDA of 11.4 x, and 10.8 x based on Street Case

Undisturbed (Prior to 40N Initial Offer): $44.05

40N Offer: $70.00

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021

Note: Assumes net debt balance of $2,273mm as per capitalization table on page 14. [1]"HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from that reference date through to current (see page 6 for detail on peers and methodology).

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Discounted Cash Flow Analysis

Galileo Management Plan

(US$ in per share values)

Incl. Value of Tax Attributes

Implied Share Price[1]

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 73.20	$ 77.34	$ 81.46	$ 85.58	$ 89.70
8.25 %	72.18	76.27	80.35	84.42	88.50
8.50 %	71.18	75.22	79.25	83.28	87.31
8.75 %	70.18	74.18	78.17	82.15	86.13
9.00 %	69.20	73.15	77.10	81.04	84.97

Excl. Value of Tax Attributes

Implied Share Price

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 65.66	$ 69.82	$ 73.95	$ 78.09	$ 82.21
8.25 %	64.63	68.74	72.84	76.92	81.00
8.50 %	63.61	67.69	71.74	75.78	79.81
8.75 %	62.61	66.64	70.65	74.65	78.64
9.00 %	61.62	65.61	69.58	73.53	77.48

Implied PGR

WACC	TY EV / LTM EBITDA Exit Multiple				
	9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	2.0 %	2.2 %	2.5 %	2.7 %	3.0 %
8.25 %	2.2	2.5	2.7	3.0	3.2
8.50 %	2.4	2.7	3.0	3.2	3.4
8.75 %	2.6	2.9	3.2	3.4	3.7
9.00 %	2.9	3.2	3.4	3.7	3.9

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021

Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Terminal year capex assumed to be 8% of terminal year sales per in line historical average per Galileo Management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Terminal year EBITDA estimated on at $824mm, per Galileo Management (see appendix page 22). Assumes net debt balance of $2,273mm as per capitalization table on page 14. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. See page 11 for additional detail on dilutive securities. Sum of PV of Unlevered FCF includes $28mm (DCF present value) of all remaining environmental remediation cash funding occurring after 2025E per Galileo Projections

[1] Implied share price includes present value of tax attributes for Galileo (~$510mm, ~$7.60/share). Tax attribute utilization (per Galileo management and assumptions) discounted at Galileo's illustrative cost of capital (8.50%). Analysis subject to further refinement.

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Share Price Analysis

Galileo Management Plan

(US$ in per share values)

Future Nominal Value of Share Price[1]



$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Current: $64.24
$ 120.10
$ 113.51
$ 106.88
$ 106.93
$ 100.78
$ 100.34
$ 94.85
$ 94.55
$ 93.75
$ 89.12
$ 88.41
$ 82.41
$ 83.40
$ 82.26
$ 77.16
$ 77.67
$ 71.91
$ 71.95
$ 66.67
$ 61.42
Current
2021
2022
2023
2024
December 31

Present Value of Future Share Price + Dividends[2]



$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Illustrative Cost of Equity: 10.13%
Current: $64.24
$ 87.08
$ 84.49
$ 81.68
$ 82.61
$ 79.88
$ 77.22
$ 76.96
$ 78.13
$ 75.28
$ 72.46
$ 72.24
$ 73.65
$ 70.68
$ 67.70
$ 67.52
$ 69.17
$ 66.08
$ 62.93
$ 62.80
$ 58.17
Current
2021
2022
2023
2024
December 31

9.0x NTM EBITDA Multiple | 9.5x NTM EBITDA Multiple | 10.0x NTM EBITDA Multiple | 10.5x NTM EBITDA Multiple | 11.0x NTM EBITDA Multiple

Source: Galileo Projections, Bloomberg market data as of 23-Apr-2021

Note: Net debt balance per Galileo Projections (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends per Galileo Projections. Share prices exclude value of tax attributes (i.e. assumes value subsumed in trading multiple).

[1] Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.

[2] Future share prices discounted to 31-Dec-2020.

Goldman Sachs

INVESTMENT BANKING DIVISION

Selected Precedent Specialty Chemicals Transactions

Since 2015 | Greater than $1bn | (US$ in billions)

Date	Acquirer	Target	TV	LTM TV / EBITDA
Mar-2021	Cerberus / Koch	PQ's Performance Chemicals Business	$ 1.1	9.4 x
Feb-2021	Grace	Albemarle's Fine Chemistry Services Business	0.6	9.5
Feb-2021	Bain Capital / Cinven	Lonza Specialty Ingredients	4.7	13.0
Oct-2020	Ardian	Angus Chemical Company	2.3	13.1
Dec-2019	Lone Star	BASF Construction Chemicals	3.5	14.8
Dec-2019	Avient	Clariant Masterbatches	1.5	11.1
Apr-2019	Merck	Versum	6.5	14.3
Apr-2019	Parker-Hannifin	LORD	3.7	16.5
Apr-2019	Nippon	Dulux	4.2	16.1
Jan-2019	Sika	Parex	2.5	12.8
Aug-2018	Cabot Microelectronics	KMG Chemicals	1.6	13.2
Jul-2018	Messer/CVC	Linde North America	3.3	9.2
Mar-2018	Carlyle	Specialty Chemicals Business of Akzo Nobel	12.5	9.8
Dec-2017	Grace	Albemarle Polyolefin Catalysts	0.4	12.8
Sep-2017	Kuraray	Calgon Carbon	1.3	15.6
Sep-2017	H.B. Fuller	Royal Adhesives	1.6	11.4
Apr-2017	Houghton	Quaker	1.4	11.8
Mar-2017	Henkel	Darex	1.1	14.7
Oct-2016	Carlyle	Atotech	3.2	11.9
Jun-2016	BASF	Chemetall	3.2	15.3
May-2016	Evonik	Air Products Performance Materials	3.8	15.8
Mar-2016	Sherwin-Williams	Valspar Corp	11.3	16.3
Nov-2015	Air Liquide SA	Airgas	13.3	13.7
Jul-2015	Platform Specialty	Alent plc	2.3	13.1
Jul-2015	Solvay	Cytec Industries	6.2	14.8
Jun-2015	Apollo Global Management, LLC	OM Group, Inc	1.1	11.4
Feb-2015	Tronox Limited	FMC Corp's Alkali Chemicals Business	1.7	10.6
Median				**13.1 x**
Mean				**13.0 x**

Source: Company filings and Wall Street research

Goldman Sachs

Analysis of Acquisition Premia for 100% Cash Transactions

INVESTMENT BANKING DIVISION

Completed U.S. Deals Between $5bn and $10bn | 2016 – 2021 YTD


Aggregate Statistics
75th Percentile[1]: 41.4%
Median[1]: 34.1%
25th Percentile[1]: 20.8%
34 %
37 %
25 %
20 %
35 %
25 %
2016
2017
2018
2019
2020
2021 YTD

# of Deals	2016	2017	2018	2019	2020	2021 YTD
# of Deals	11	10	16	9	9	3

Source: Thomson SDC as of 23-Apr-2021

Note: Data set includes deals valued between $5bn and $10bn, 100% cash transaction consideration with U.S. targets. Premium calculated based on target share price 4 weeks prior to announcement.

[1] Reflects Median, 25th percentile and 75th percentile of all transactions in dataset.

Appendix A: Supplemental Materials

Goldman Sachs

Illustrative Discounted Cash Flow Analysis

Galileo Management Plan | Includes Tax Attributes

(US$ in millions, except per share values)

Discounted Cash Flow Valuation Summary

Financial Projections

FYE 31-Dec	2021E	2022E	2023E	2024E	2025E	Terminal
Revenue	$ 2,039	$ 2,288	$ 2,405	$ 2,525	$ 2,648	$ 2,518
% Growth		12.2 %	5.1 %	5.0 %	4.9 %	(4.9)%
Adj. EBITDA	**$ 576**	**$ 702**	**$ 766**	**$ 823**	**$ 882**	**$ 824**
Adj. EBITDA Margin	28.3 %	30.7 %	31.9 %	32.6 %	33.3 %	32.7 %
(-) D&A	(131)	(145)	(152)	(160)	(168)	(191)
EBIT	**$ 446**	**$ 557**	**$ 614**	**$ 663**	**$ 714**	**$ 632**
(-) Taxes	(116)	(145)	(160)	(172)	(186)	(164)
NOPAT	**$ 330**	**$ 412**	**$ 454**	**$ 491**	**$ 528**	**$ 468**
(+) D&A	131	145	152	160	168	191
(+/-) Change in Net Working Capital	(78)	(28)	(22)	(24)	(24)	(10)
(-) Capital Expenditure	(173)	(193)	(210)	(210)	(200)	(201)
(-) Cash Paid for Chapter 11 and Asbestos	(9)	(3)	(2)	(2)	(2)	(2)
(-) Cash Paid for Environmental Remediation²	(33)	(34)	(38)	(32)	(12)	-
(-) 3rd Party Acq. Costs	(3)	0	0	0	0	-
(-) Other Cash One-Offs	53	1	0	1	0	-
Unlevered Free Cash Flows	**$ 217**	**$ 301**	**$ 334**	**$ 384**	**$ 458**	**$ 447**
Discount Period	0.50	1.50	2.50	3.50	4.50	4.50
Discount Factor @8.50% WACC	0.96	0.88	0.82	0.75	0.69	0.69
Present Value of Unlevered Free Cash Flows	**$ 208**	**$ 266**	**$ 273**	**$ 288**	**$ 318**	**$ 309**

Exit Multiple Method (Midpoint)

Terminal Year EBITDA	$ 824
Terminal EBITDA Multiple	10.5 x
Terminal Value	**$8,649**
Implied Perpetuity Growth Rate	*3.0 %*
Terminal Year Discount Period	5.00
Terminal Year Discount Factor	0.67
WACC	8.5 %
PV of Terminal Value	**$ 5,752**
(+) Sum of PV of Unlevered FCF[2]	1,326
Enterprise Value	**$ 7,077**
PV of Terminal Value as % of EV	*81.3 %*
EV / 2021E EBITDA[3]	*11.8 x*
(-) Net Debt (incl. Minority Interest)	$(2,273)
Implied Equity Value (excl. Tax attributes)	$ 4,805
PV of Tax Attributes[4]	$ 510
Implied Equity Value (incl. Tax attributes)	**$ 5,315**
Diluted Shares Outstanding	67.1
Implied Share Price (excl. Tax attributes)	$ 71.74
Implied Share Price (incl. Tax attributes)	**$ 79.25**

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021

Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Terminal year capex assumed to be 8% of terminal year sales per in line historical average per Galileo Management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Assumes net debt balance of $2,273mm as per capitalization table on page 14. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. See page 11 for additional detail on dilutive securities. Implied equity value includes present value of tax attributes for Galileo (~$510mm, ~$7.60/share). Tax attribute utilization (per Galileo management and assumptions) discounted at Galileo's illustrative cost of capital (8.50%).

[1] Terminal year EBITDA estimated at $824mm, per Galileo Management (see appendix page 22). [2] Sum of PV of Unlevered FCF includes $28mm impact (DCF present value) of all remaining environmental remediation cash funding occurring after 2025E per Galileo Projections. [3] 2021E EBITDA metric adjusted for run-rate Eagle acquisition EBITDA of $60mm in 2021E.

Goldman Sachs

Illustrative Tax Attributes Value Analysis

INVESTMENT BANKING DIVISION

Galileo Management Plan | NOLs, FTCs, and Other Tax Attributes (US$ in millions, except per share values)

Summary Tax Attributes Schedule

	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
U.S. Taxable Income Before NOLs[1]	$ 211	$ 281	$ 308	$ 379	$ 401	$ 442	$ 424	$ 548	$ 628	$ 683
NOL Beginning Balance	$ 56	$ 3	$ 3	$ 2	$ 1	$ 1	$ 0	$ 0	$ 0	$ 0
NOL Utilized	(53)	(1)	(1)	(1)	(1)	(1)	0	0	0	0
NOL Ending Balance	$ 3	$ 3	$ 2	$ 1	$ 1	$ 0	$ 0	$ 0	$ 0	$ 0
Cash Tax Savings[2]	**$ 11**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**
FTC and Other Credits Utilized	$ 33	$ 59	$ 65	$ 79	$ 84	$ 93	$ 89	$ 102	$ 63	$ 61
State NOL Carryforward Utilized	1	2	3	3	3	3	3	3	3	3
Total Tax Attributes	**$ 46**	**$ 61**	**$ 67**	**$ 83**	**$ 88**	**$ 96**	**$ 92**	**$ 104**	**$ 66**	**$ 63**

Cost of Capital Sensitivity

	Illustrative WACC				
	8.00 %	8.25 %	8.50 %	8.75 %	9.00 %
PV of Total Tax Attributes	$ 521	$ 515	$ 510	$ 504	$ 499
PV of Total Tax Attributes Per Share[3]	$ 7.77	$ 7.68	$ 7.60	$ 7.52	$ 7.44

Source: Galileo Projections

Note: Assumes a valuation date of 31-Dec-2020. [1] Taxable Income before NOLs reflects domestic portion of adjusted pre-tax income per Galileo management projections. [2] Cash tax savings assessed at a 21.00% U.S. effective tax rate per Galileo management. [3] Illustrative per share value based on fully-diluted shares outstanding. See page 11 for additional detail on dilutive securities.

Goldman Sachs

INVESTMENT BANKING DIVISION

Terminal Year EBITDA Adjustment Analysis

Galileo Management Plan

(US$ in per share values)

Summary Financials

FYE 31-Dec	2019A	2020A	2021E	2022E	2023E	2024E	2025E	Terminal Year
Specialty Catalysts Revenue	$ 705	$ 622	$ 684	$ 777	$ 836	$ 898	$ 966	$ 966
% Growth	-	*(11.9)%*	*10.0 %*	*13.7 %*	*7.5 %*	*7.5 %*	*7.5 %*	*0.0 %*
Materials Technologies Revenue	$ 461	$ 458	$ 579	$ 691	$ 735	$ 779	$ 820	$ 820
% Growth	-	*(0.7)%*	*n.m.*	*19.3 %*	*6.4 %*	*5.9 %*	*5.4 %*	*0.0 %*
Refining Technologies Revenue	$ 791	$ 650	$ 776	$ 819	$ 834	$ 848	$ 862	$ 733
% Growth	-	*(17.9)%*	*19.3 %*	*5.6 %*	*1.8 %*	*1.7 %*	*1.6 %*	*(15.0)%*
Revenue	**$ 1,958**	**$ 1,730**	**$ 2,039**	**$ 2,288**	**$ 2,405**	**$ 2,525**	**$ 2,648**	**$ 2,518**
% Growth	-	*(11.7)%*	*n.m.*	*12.2 %*	*5.1 %*	*5.0 %*	*4.9 %*	*(4.9)%*
Specialty Catalysts EBITDA	$ 267	$ 205	$ 237	$ 288	$ 318	$ 347	$ 376	$ 376
% Margin	*37.9 %*	*33.0 %*	*34.7 %*	*37.0 %*	*38.1 %*	*38.7 %*	*39.0 %*	*39.0 %*
Materials Technologies EBITDA	$ 112	$ 100	$ 151	$ 198	$ 218	$ 235	$ 253	$ 253
% Margin	*24.3 %*	*21.8 %*	*26.0 %*	*28.6 %*	*29.6 %*	*30.2 %*	*30.8 %*	*30.8 %*
Refining Technologies EBITDA	$ 282	$ 193	$ 275	$ 305	$ 321	$ 333	$ 348	$ 290
% Margin	*35.6 %*	*29.7 %*	*35.5 %*	*37.3 %*	*38.5 %*	*39.3 %*	*40.3 %*	*39.6 %*
Corporate	$(87)	$(78)	$(87)	$(89)	$(91)	$(93)	$(95)	$(95)
Adj. EBITDA	**$ 574**	**$ 420**	**$ 576**	**$ 702**	**$ 766**	**$ 823**	**$ 882**	**$ 824**

Terminal Year Assumptions

	2025E FCC Revenue	**$ 862**
A	*2°C Scenario - Revenue Factor*	*85.0 %*
	Implied FCC Revenue	**$733**
B	*Normalized FCC EBITDA Margin %*	*32.0 %*
	Implied FCC EBITDA	**$234**
C	(+) 2025E ART EBITDA	$55
	RT EBITDA	**$290**

Terminal Year Assumptions

- (A) FCC Revenue factored at 85% of 2025E levels based on 2°C scenario
- (B) FCC EBITDA assumes 32% margins in line with 2019 levels
- (C) Assumes no impact to 2025E ART EBITDA in terminal year

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021
Note: Terminal year EBITDA assumption as per Galileo Management.

Goldman Sachs

Evolution of 40N's Proposals for Galileo

INVESTMENT BANKING DIVISION

		Initial Offer		1st Revised Proposal		2nd Revised Proposal (Past Due Diligence)	
Date		09-Nov-2020		11-Jan-2021		01-April-2021	
Price		$60/sh		$65/sh		$70/sh	
%Bump (Aggregate)		--		*8.3%*		*16.7%*	
Metrics as of Relevant Bid Reference Date — Premium To:		Reference	Premium	Reference	Premium	Reference	Premium
Prior Close		$ 44.05	36.2 %	$ 55.96	16.2 %	$ 59.86	16.9 %
20 Day VWAP[1]		44.80	33.9 %	54.93	18.3 %	59.69	17.3 %
52-Week High[2]		73.36	(18.2)%	73.36	(11.4)%	64.93	7.8 %
Undisturbed (40N Initial Offer Date)		44.05	36.2 %	44.05	47.6 %	44.05	58.9 %
HUSP Based On 40N Initial Offer Date		44.05	36.2 %	54.25	19.8 %	55.13	27.0 %
"40N Headline" Undisturbed (40N Director Resignation Date[3])		40.06	49.8 %	40.06	62.3 %	40.06	74.7 %
HUSP Based on 40N Director Resignation Date		40.06	49.8 %	49.14	32.3 %	50.03	39.9 %
	EBITDA Metric[4]	Implied EV / EBITDA Multiple		Implied EV / EBITDA Multiple		Implied EV / EBITDA Multiple	
Historical 2019A	$ 629	10.0 x		10.5 x		11.1 x	
Historical 2020A	498	12.6 x		13.3 x		14.0 x	
IBES 2021E	$ 533	*10.7 x*		*11.5 x*		12.6 x	
IBES 2022E	589	*9.9 x*		*10.5 x*		11.4 x	
Street Case 2021E	$ 593	10.6 x		11.2 x		11.7 x	
Street Case 2022E	646	9.7 x		10.3 x		10.8 x	
Mgmt. Plan 2021E	$ 601	10.5 x		11.0 x		11.6 x	
Mgmt. Plan 2022E	702	9.0 x		9.4 x		9.9 x	

Source: Galileo management projections approved for Goldman Sachs' use by Galileo ("Galileo Projections"), CIQ, Bloomberg; Market data as of 23-Apr-2021
Note: Price performance calculated based on USD adjusted figures. "HUSP" stands for "Hypothetical Undisturbed Stock Price", and is calculated based on applying average of peer stock price performance to an 'Undisturbed' stock price for Galileo from the reference date through to close prior to receipt of 40N offer (see page 6 for detail on peers and methodology). [1] 20 Day VWAP based on 20 trading days up to (inclusive of) prior close of respective offer date. [2] 52-Week High of $73.36 based on share price on 16-Jan-2020; 52-Week High of $64.93 based on share price on 15-Jan-2021. [3] Refers to 13-October-2020, which is the day prior to 40N Director resignation. [4] EBITDA figures shown are in US$mm and reflect current estimates (as of 23-Apr-2021). EV / EBITDA Multiples shown for Historical, Street Case, and Mgmt. Plan are adjusted for Eagle $570mm acquisition price and run-rate acquisition EBITDA. IBES EBITDA metrics are not adjusted for Eagle acquisition, though EV is adjusted for $300m term loan issuance in Mar-2021. Implied EV / IBES EBITDA multiples for Initial Offer and 1st Revised Proposal based on EV and IBES EBITDA metrics as of the respective bid dates. Initial Offer based on IBES EBITDA of $544mm and $584mm for 2021E and 2022E, respectively, and net debt of $1,778mm as of 09-Nov-2020; 1st Revised Proposal based on IBES EBITDA of $531mm and $577mm for 2021E and 2022E, respectively, and net debt of $1,729mm as of 11-Jan-2021.

Public Market Trading Multiple Performance

Galileo vs. Selected Peers | EV / LTM EBITDA

	Current Average Multiples						Pre-COVID Average Multiples			
Average	6M	1Y	2Y	3Y	5Y	Since GCP Spin	1Y	2Y	3Y	Since GCP Spin
Galileo	12.8 x	11.2 x	11.0 x	11.3 x	11.8 x	11.9 x	11.5 x	11.5 x	11.7 x	12.3 x
Catalyst Peers[1]	12.2	11.3	10.7	10.6	11.3	11.2	10.2	10.4	11.1	11.3
Specialty Peers[2]	14.0	12.8	12.3	12.3	12.2	12.3	12.1	12.2	12.2	12.1


20x
18x
16x
14x
12x
10x
8x
6x
LTM EBITDA Multiple
Feb-2016
Sep-2016
Apr-2017
Oct-2017
May-2018
Dec-2018
Jul-2019
Feb-2020
Sep-2020
Apr-2021
15.0 x
14.1 x
12.6 x
40N $70/sh Offer
40N $60/sh Offer
40N $65/sh Offer
Galileo
Catalyst Peers¹
Specialty Peers²

Galileo Multiples	2016			2017				2018				2019				2020				2021	
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2[3]
Max	14.9 x	14.9 x	13.5 x	13.0 x	12.7 x	12.4 x	12.5 x	12.3 x	12.0 x	12.6 x	12.2 x	12.6 x	12.4 x	12.5 x	11.6 x	11.3 x	10.4 x	10.5 x	12.7 x	14.0 x	14.2 x
75th Percentile	14.7 x	14.6 x	12.9 x	12.8 x	12.5 x	12.2 x	12.1 x	12.1 x	11.9 x	12.4 x	11.2 x	12.5 x	12.2 x	12.1 x	11.3 x	11.0 x	9.5 x	10.2 x	12.0 x	13.6 x	14.2 x
Average	**14.5 x**	**14.4 x**	**12.7 x**	**12.7 x**	**12.3 x**	**12.1 x**	**12.0 x**	**11.5 x**	**11.5 x**	**12.3 x**	**11.1 x**	**12.0 x**	**12.0 x**	**11.4 x**	**11.2 x**	**9.7 x**	**9.0 x**	**9.7 x**	**11.2 x**	**13.4 x**	**14.0 x**
25th Percentile	14.3 x	14.1 x	12.6 x	12.6 x	12.3 x	11.8 x	11.8 x	11.1 x	11.2 x	12.1 x	10.7 x	11.5 x	11.8 x	11.0 x	11.0 x	8.5 x	8.2 x	9.3 x	10.3 x	13.3 x	13.9 x
Low	13.7 x	13.5 x	12.1 x	12.3 x	12.0 x	11.5 x	11.6 x	10.4 x	10.3 x	11.9 x	10.5 x	10.9 x	11.4 x	10.5 x	10.8 x	6.2 x	7.3 x	8.9 x	9.6 x	12.6 x	13.7 x

Source: Bloomberg, Capital IQ, and IBES Estimates. Market data as of 23-Apr-2021

[1] Catalyst Peers includes: Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.

[2] Specialty Peers includes: PPG, Ashland, Avient and NewMarket.

[3] As of 23-Apr-2021.

Goldman Sachs

Public Market Trading Multiple Performance

INVESTMENT BANKING DIVISION

Galileo vs. Selected Peers | EV / NTM EBITDA

	Current Average Multiples						Pre-COVID Average Multiples			
Average	6M	1Y	2Y	3Y	5Y	Since GCP Spin	1Y	2Y	3Y	Since GCP Spin
Galileo	10.3 x	9.8 x	9.8 x	10.1 x	10.7 x	10.8 x	10.5 x	10.5 x	10.8 x	11.2 x
Catalyst Peers[1]	11.5	11.0	10.2	9.9	10.2	10.1	9.2	9.3	9.8	10.0
Specialty Peers[2]	12.1	12.0	11.9	11.7	11.6	11.6	12.1	11.6	11.7	11.5



20x
18x
16x
14x
12x
10x
8x
6x
4x
NTM-Time Weighted EBITDA Multiple
Feb-2016
Feb-2017
Mar-2018
Mar-2019
Apr-2020
Apr-2021
13.9 x
12.9 x
10.8 x
40N $70/sh Offer
40N $60/sh Offer
40N $65/sh Offer
Galileo
Catalyst Peers[1]
Specialty Peers[2]

	2016			2017				2018				2019				2020				2021	
Galileo Multiples	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2[3]
Max	13.0 x	13.1 x	12.2 x	11.9 x	11.7 x	11.7 x	11.9 x	11.5 x	10.9 x	11.6 x	11.2 x	11.5 x	11.4 x	11.4 x	10.4 x	10.4 x	11.2 x	10.0 x	10.5 x	11.0 x	10.9 x
75th Percentile	12.8 x	12.9 x	11.5 x	11.7 x	11.5 x	11.6 x	11.5 x	11.3 x	10.7 x	11.4 x	10.3 x	11.3 x	11.1 x	11.1 x	10.2 x	10.1 x	10.4 x	9.7 x	10.2 x	10.5 x	10.8 x
Average	**12.6 x**	**12.7 x**	**11.4 x**	**11.6 x**	**11.4 x**	**11.4 x**	**11.4 x**	**10.6 x**	**10.5 x**	**11.2 x**	**10.1 x**	**10.9 x**	**10.9 x**	**10.4 x**	**10.0 x**	**8.9 x**	**9.2 x**	**9.2 x**	**9.6 x**	**10.4 x**	**10.7 x**
25th Percentile	12.5 x	12.5 x	11.2 x	11.5 x	11.3 x	11.2 x	11.1 x	10.3 x	10.3 x	11.0 x	9.8 x	10.4 x	10.8 x	10.0 x	9.9 x	7.8 x	8.0 x	8.7 x	8.8 x	10.4 x	10.6 x
Low	11.9 x	12.0 x	10.8 x	11.3 x	11.1 x	10.7 x	10.9 x	9.5 x	9.4 x	10.7 x	9.5 x	9.9 x	10.4 x	9.6 x	9.6 x	5.7 x	6.4 x	8.4 x	8.2 x	9.9 x	10.6 x

Source: Bloomberg, Capital IQ, and IBES Estimates. Market data as of 23-Apr-2021. Note: Figures not adjusted for Eagle acquisition.
[1] Catalyst Peers includes: Umicore, Albemarle, Johnson Matthey, PQ Group, and Clariant.
[2] Specialty Peers includes: PPG, Ashland, Avient and NewMarket.
[3] As of 23-Apr-2021.

Goldman Sachs

INVESTMENT BANKING DIVISION

Overview of Galileo Street Projections

Street Case Estimates Based on IBES Estimates and Mgmt. Extrapolations (US$ in millions)

Assumptions

- **Revenue:**
  - IBES Revenue in 21E-23E based on consensus estimates. Eagle Revenue in 21E-23E assumes 5% haircut to Mgmt. Plan.
  - 24E-25E revenue growth for IBES and Eagle extrapolated based on average of growth rate of 22E-23E
- **EBITDA:**
  - IBES EBITDA in 21E-23E based on consensus estimates. Eagle EBITDA in 21E-23E assumes 100bps margin haircut to Mgmt. Plan.
  - 24E-25E EBITDA Margin for IBES and Eagle held flat based on 23E margins.
- **D&A:** Total D&A calculated based on IBES D&A % of sales applied to Total Revenue (inclusive of Eagle Revenue)
- **Capex:** Capex as % of Sales in 21E-23E based on consensus estimates and held flat from 23E onwards. Same capex as % of sales applied to Eagle.
- **NWC:** Change in NWC as % of Sales of (8.2%) based on 3-year historical average and held flat for 21E-25E
- **Other Cash Items:** Cash paid for Legacy Product, Environmental, and Other Claims of $21mm based on 3-year historical average and held flat for 21E-25E

2021E Adj. EBITDA

IBES Adj. EBITDA	**$ 533**
Eagle Partial 2021E Adj. EBITDA[1]	35
PF 2021E Adj. EBITDA	**$ 568**
Eagle Annualized 2021E EBITDA Adjustment[1]	25
PF Run-Rate 2021E Adj. EBITDA	**$ 593**

Operating Model

FYE 31-Dec	2020A	2021E	2022E	2023E	2024E	2025E
IBES Revenue	**$ 1,730**	**$ 1,904**	**$ 2,013**	**$ 2,143**	**$ 2,274**	**$ 2,413**
% IBES Revenue Growth	*(11.7)%*	*10.1 %*	*5.7 %*	*6.5 %*	*6.1 %*	*6.1 %*
Eagle Revenue		**$ 95**	**$ 164**	**$ 174**	**$ 181**	**$ 189**
% Extrapolated Revenue Growth		*na*	*nm*	*6.1 %*	*4.3 %*	*4.3 %*
Total Revenue	**$ 1,730**	**$ 1,999**	**$ 2,177**	**$ 2,317**	**$ 2,455**	**$ 2,602**
% Revenue Growth	*(11.7)%*	*nm*	*nm*	*6.4 %*	*6.0 %*	*6.0 %*
IBES Adj. EBITDA	**$ 420**	**$ 533**	**$ 589**	**$ 639**	**$ 678**	**$ 719**
% IBES Adj. EBITDA Margin	*24.3 %*	*28.0 %*	*29.3 %*	*29.8 %*	*29.8 %*	*29.8 %*
Eagle Adj. EBITDA		**$ 35**	**$ 57**	**$ 62**	**$ 65**	**$ 68**
% Assumed Adj. EBITDA Margin		*37.5 %*	*34.5 %*	*35.9 %*	*35.9 %*	*35.9 %*
Adj. EBITDA	**$ 420**	**$ 568**	**$ 646**	**$ 701**	**$ 743**	**$ 787**
Adj. EBITDA Margin	*24.3 %*	*28.4 %*	*29.7 %*	*30.3 %*	*30.3 %*	*30.3 %*
(-) IBES D&A		(120)	(123)	(126)	(133)	(141)
(-) Eagle D&A		(6)	(10)	(10)	(11)	(11)
(-) Total D&A		(126)	(133)	(136)	(144)	(152)
D&A as % of Sales		*6.3 %*	*6.1 %*	*5.9 %*	*5.9 %*	*5.9 %*
Adj. EBIT	**$ 420**	**$442**	**$ 512**	**$ 566**	**$ 599**	**$ 635**
(-) Taxes	(109)	(115)	(133)	(147)	(156)	(165)
Tax Rate	*26 %*	*26 %*	*26 %*	*26 %*	*26 %*	*26 %*
NOPAT	**$ 311**	**$ 327**	**$ 379**	**$ 419**	**$ 443**	**$ 470**
(+) Total D&A		126	133	136	144	152
(-) IBES Capital Expenditure	(156)	(155)	(165)	(168)	(181)	(195)
(-) Eagle Capital Expenditure		(8)	(13)	(14)	(15)	(15)
(-) Total Capital Expenditure		(163)	(178)	(181)	(196)	(211)
Capex as % of Sales		*8.1 %*	*8.2 %*	*7.8 %*	*8.1 %*	*8.1 %*
(+/-) Change in Net Working Capital	64	(14)	(9)	(11)	(11)	(11)
(-) Cash paid for Legacy Product, Environmental, and Other Claims	(21)	(21)	(21)	(21)	(21)	(21)
Unlevered Free Cash Flow		**$255**	**$ 304**	**$ 341**	**$ 360**	**$ 378**

Run-Rate Adjustment for Market Multiples Analysis

Source: IBES estimates as of 23-Apr-2021, Company Filings. [1] Eagle Partial 2021E Adj. EBITDA assuming May 31, 2021 Eagle transaction close.

Goldman Sachs

INVESTMENT BANKING DIVISION

Comparison of Management Plan vs. Street Case Estimates

(US$ in millions, except per share data)

Revenue

'21E - '25E Mgmt. Plan CAGR: 5.9%
'21E - '25E Street Case CAGR: 6.8%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 40	$ 111	$ 88	$ 70	$ 46
% Mgmt. Plan above Street Case	2.0 %	4.8 %	3.6 %	2.8 %	1.7 %



$2,039
$1,999
$2,288
$2,177
$2,405
$2,317
$2,525
$2,455
$2,648
$2,602
2021E
2022E
2023E
2024E
2025E

# of Brokers	10	9	6	Extrapolations	

EBITDA

'21E - '25E Mgmt. Plan CAGR: 10.3%
'21E - '25E Street Case CAGR: 8.5%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 8	$ 56	$ 65	$ 79	$ 94
% Mgmt. Plan above Street Case	1.4 %	8.0 %	8.4 %	9.7 %	10.7 %



$576
$568
$702
$646
$766
$701
$823
$743
$882
$787
2021E
2022E
2023E
2024E
2025E

# of Brokers	10	9	5	Extrapolations	

Capital Expenditure

'21E - '25E Mgmt. Plan Avg $182
'21E - '25E Street Case Avg $186

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 10	$ 14	$ 29	$ 14	$(11)
% Mgmt. Plan above Street Case	5.7 %	7.3 %	13.8 %	6.8 %	(5.7)%



$173
$163
$193
$178
$210
$181
$210
$196
$200
$211
2021E
2022E
2023E
2024E
2025E

# of Brokers	7	6	4	Extrapolations	

Earnings Per Share

'21E - '25E Mgmt. Plan CAGR: 14.1%
'21E - '25E Street Case CAGR: 13.4%

	2021E	2022E	2023E	2024E	2025E
Δ Mgmt Plan (incl. Eagle) – Street Case	$ 0.04	$ 0.41	$ 0.44	$ 0.31	$ 0.45
% Mgmt. Plan above Street Case	1.1 %	7.9 %	7.5 %	4.8 %	6.4 %



$4.01
$3.97
$5.24
$4.83
$5.88
$5.44
$6.44
$6.13
$7.01
$6.56
2021E
2022E
2023E
2024E
2025E

# of Brokers	11	11	5	Extrapolations	

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021
Note: Galileo Mgmt. Plan includes Eagle. Street Case adjusts IBES estimates for haircut of Eagle forecasts (see prior page). Eagle figures for 2021E pro rata for expected transaction close in May 31, 2021.

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Discounted Cash Flow Analysis

Street Case Estimates Based on IBES Estimates and Mgmt. Extrapolation
(US$ in per share values)

Incl. Value of Tax Attributes

Implied Share Price[1]

WACC	TY EV / LTM EBITDA Exit Multiple: 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 70.41	$ 74.36	$ 78.31	$ 82.25	$ 86.19
8.25 %	69.43	73.34	77.24	81.14	85.03
8.50 %	68.46	72.33	76.19	80.04	83.89
8.75 %	67.50	71.33	75.15	78.96	82.76
9.00 %	66.55	70.34	74.12	77.89	81.65

Excl. Value of Tax Attributes

Implied Share Price

WACC	TY EV / LTM EBITDA Exit Multiple: 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	$ 62.14	$ 66.13	$ 70.10	$ 74.05	$ 78.00
8.25 %	61.15	65.09	69.02	72.94	76.84
8.50 %	60.18	64.07	67.97	71.84	75.70
8.75 %	59.22	63.07	66.92	70.75	74.57
9.00 %	58.27	62.08	65.88	69.68	73.45

Implied PGR

WACC	TY EV / LTM EBITDA Exit Multiple: 9.5 x	10.0 x	10.5 x	11.0 x	11.5 x
8.00 %	2.0 %	2.3 %	2.6 %	2.8 %	3.0 %
8.25 %	2.2	2.5	2.8	3.0	3.2
8.50 %	2.5	2.8	3.0	3.3	3.5
8.75 %	2.7	3.0	3.3	3.5	3.7
9.00 %	2.9	3.2	3.5	3.7	3.9

Source: Galileo Projections, Bloomberg market data and IBES estimates as of 23-Apr-2021
Note: Assumes a valuation date of 31-Dec-2020. Assumes Eagle transaction close date of 31-May-2021. Terminal year change in working capital based on NWC as a % of revenue as per Galileo management. Terminal year D&A equated to 95% of terminal year capex as per Galileo management. Assumes marginal tax rate of 26.0% in terminal year per management estimates. Assumes net debt balance of $2,273mm as per capitalization table on page 14. Based on fully diluted shares outstanding (treasury stock method applied to all in-the-money dilutive securities) per Galileo management. See page 11 for additional detail on dilutive securities.
[1] Implied share price includes net deferred tax assets per 2020 10-K (~$557mm, ~$8/share). Analysis subject to further refinement.

Goldman Sachs

INVESTMENT BANKING DIVISION

Illustrative Present Value of Future Share Price Analysis

Street Case Estimates Based on IBES Estimates and Mgmt. Extrapolation

(US$ in per share values)

Future Nominal Value of Share Price[1]


$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Current:
$64.24
$ 73.96
$ 69.13
$ 64.31
$ 59.48
$ 54.66
$ 85.53
$ 80.29
$ 75.05
$ 69.81
$ 64.57
$ 95.34
$ 89.79
$ 84.24
$ 78.69
$ 73.14
$ 105.80
$ 99.92
$ 94.04
$ 88.16
$ 82.28
Current
2021
2022
2023
2024
December 31

Present Value of Future Share Price + Dividends[2]


$ 130
$ 120
$ 110
$ 100
$ 90
$ 80
$ 70
$ 60
$ 50
Illustrative Cost of Equity: 10.13%
Current:
$64.24
$ 69.43
$ 65.05
$ 60.67
$ 56.28
$ 51.90
$ 73.82
$ 69.50
$ 65.18
$ 60.86
$ 56.54
$ 75.64
$ 71.49
$ 67.33
$ 63.17
$ 59.02
$ 77.09
$ 73.09
$ 69.09
$ 65.09
$ 61.09
Current
2021
2022
2023
2024
December 31

9.0x NTM EBITDA Multiple — 9.5x NTM EBITDA Multiple — 10.0x NTM EBITDA Multiple — 10.5x NTM EBITDA Multiple — 11.0x NTM EBITDA Multiple

Source: Galileo Projections, Bloomberg market data and IBES Estimates as of 23-Apr-2021

Note: Net debt balance per Street Case (adjusted for $570mm Eagle acquisition). Present value includes value of future dividends per Galileo Projections. Share prices exclude value of tax attributes (i.e. assumes value subsumed in trading multiple).

[1] Represents the future value of Galileo's share price at December 31st of each respective year, based on applicable multiple shown.

[2] Future share prices discounted to 31-Dec-2020.

Appendix B: WACC Analysis

Goldman Sachs

Illustrative Galileo WACC Analysis

INVESTMENT BANKING DIVISION

Illustrative Galileo WACC Calculation

Historical Equity Beta	**1.43**
Risk-Free Rate[1]	2.14 %
Equity Risk Premium[2]	5.6
Implied Cost of Equity	**10.13 %**
Pre-Tax Cost of Debt[3]	4.50 %
Marginal Tax Rate[4]	26.00
After-Tax Cost of Debt	**3.33**
Debt / Capitalization (Target)[5]	25.00 %
Illustrative Galileo WACC (Target)	**8.43 %**

WACC Sensitivity Analysis

	Debt / Total Capitalization				
Equity Beta	20 %	23 %	25 %	28 %	30 %
1.39	8.59 %	8.42 %	8.26 %	8.09 %	7.93 %
1.41	8.68	8.51	8.34	8.18	8.01
1.43	8.77	8.60	8.43	8.26	8.09
1.45	8.86	8.68	8.51	8.34	8.17
1.47	8.95	8.77	8.60	8.42	8.24

	Debt / Total Capitalization				
Cost of Debt	20 %	23 %	25 %	28 %	30 %
4.0 %	8.69 %	8.51 %	8.33 %	8.16 %	7.98 %
4.3	8.73	8.56	8.38	8.21	8.03
4.5	8.77	8.60	8.43	8.26	8.09
4.8	8.80	8.64	8.47	8.31	8.14
5.0	8.84	8.68	8.52	8.36	8.20

Source: Axioma, Ibbotson, Bloomberg market data as of 23-Apr-2021

[1] Current yield on 30-Year U.S. Treasuries due Apr-2041.

[2] Calculated based on Duff & Phelps' data with an arithmetic mean for the period from 1957 to the most recent year for which Duff & Phelps' data is available.

[3] Based on estimates from Goldman Sachs debt capital markets for 10-year unsecured notes.

[4] Marginal tax rate provided by latest Galileo management projections.

[5] Target Debt / (Debt + Equity) based on Galileo Management.

Goldman Sachs

Illustrative Cost of Capital Benchmarking of Galileo Selected Peers
(US$ in millions)

INVESTMENT BANKING DIVISION

Comparable Company	Country	Equity Beta Historical	Equity Beta Predicted	Marginal Tax Rate	Debt / (Debt + Equity)	Asset Beta Historical	Asset Beta Predicted
Galileo	**United States**	**1.43**	**0.82**	**26.0%**	**34.8%**	**1.02**	**0.59**
Catalyst Peers							
Albemarle	United States	1.46	1.26	21.0	5.5	1.40	1.20
Clariant	Switzerland	1.18	0.91	24.7	13.3	1.06	0.81
Johnson Matthey	United Kingdom	1.10	0.87	19.0	12.6	0.98	0.78
PQ Group	United States	1.05	1.12	21.0	15.4	0.92	0.98
Umicore	Belgium	0.86	1.06	25.0	10.6	0.79	0.98
Mean		**1.13**	**1.04**	**22.1 %**	**11.5 %**	**1.03**	**0.95**
Median		**1.10**	**1.06**	**21.0 %**	**12.6 %**	**0.98**	**0.98**
Specialty Peers							
Ashland	United States	1.39	0.95	21.0	24.5	1.11	0.76
Avient	United States	1.53	1.08	21.0	27.7	1.17	0.83
PPG	United States	1.10	0.87	21.0	11.1	1.00	0.79
NewMarket	United States	0.34	1.06	21.0	12.0	0.30	0.95
Mean		**1.09**	**0.99**	**21.0 %**	**18.8 %**	**0.90**	**0.83**
Median		**1.24**	**1.01**	**21.0 %**	**18.3 %**	**1.05**	**0.81**
Global Mean		**1.11**	**1.02**	**21.6 %**	**14.7 %**	**0.97**	**0.90**
Global Median		**1.10**	**1.06**	**21.0 %**	**12.6 %**	**1.00**	**0.83**
U.S. Mean		**1.14**	**1.06**	**21.0 %**	**16.0 %**	**0.98**	**0.92**
U.S. Median		**1.24**	**1.07**	**21.0 %**	**13.7 %**	**1.05**	**0.89**

Source: Company filings, Axioma, Ibbotson, Bloomberg market data as of 23-Apr-2021

Historical Equity Beta

Galileo vs. Selected Peers
Last Three Years



1.60
1.50
1.40
1.30
1.20
1.10
1.00
0.90
0.80
0.70
Beta
Apr-2018
Oct-2018
Apr-2019
Oct-2019
Apr-2020
Oct-2020
Apr-2021
1.43
1.24
1.10
Galileo
Catalyst Peers¹
Specialty Peers²

Source: Axioma market data as of 23-Apr-2021
Note: Represents two-year rolling historical beta, where data available.
¹ Catalyst Peers include JMAT, UMI, ALB, PQG, and CLN.
² Specialty Peers include AVNT, PPG, NEU, and ASH.